UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 24, 2012
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668-4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 24, 2012, Michael Thompson, age 41, who has served as the Chief Accounting Officer of Royal Bancshares of Pennsylvania, Inc. (“Royal”) and its wholly owned banking subsidiary, Royal Bank America (the “Bank”) and a senior officer of Royal and the Bank since 1999, will assume the position of Chief Financial Officer of each of Royal and the Bank, and will function as the principal financial officer and the principal accounting officer for each of Royal and the Bank.  Mr. Thompson replaces Robert A. Kuehl in those positions.  Mr. Kuehl will continue to serve as an executive officer of each of Royal and the Bank in the position of Chief Administrative Officer.  In addition, Mary Kay Shea, age 42, currently serving as the Controller of the Bank since September 2008, has assumed the position of Chief Accounting Officer for the Bank, effective September 24, 2012.    Neither Mr. Thompson nor Ms. Shea is a party to any related person transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC

Dated: September 26, 2012

	By:	/s/ Robert R. Tabas
Robert R. Tabas
Chairman and Chief Executive Officer